SECOND AMENDMENT

TO

PARTICIPATION AGREEMENT

Second Amendment, effective October 8, 2013 to the Participation Agreement, (the “Agreement”), dated January 2, 2013, as amended, by and among AXA Equitable Life Insurance Company, MONY Life Insurance Company of America (the “Company”), American Funds Distributors, Inc., American Funds Service Company, Capital Research and Management Company, and the American Funds Insurance Series (collectively, the “Parties”).

WHEREAS, the Parties wish to add new Separate Accounts to Exhibit B of the Agreement.

The Parties hereby agree to amend the Agreement as follows:

1.	Exhibit B. Exhibit B of the Agreement is hereby deleted in its entirety and replaced with the attached “Exhibit B”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Second Amendment as of the date first above set forth.

AMERICAN FUNDS DISTRIBUTORS, INC.		AMERICAN FUNDS SERVICE COMPANY

By:		By:
Name:	Timothy W. McHale	Name:	Angela M. Mitchell
Title:	Secretary	Title:	Secretary
Date:	10-9-13	Date:	10-9-13

CAPITAL RESEARCH AND MANAGEMENT COMPANY		AMERICAN FUNDS INSURANCE SERIES

By:		By:
Name:	Michael J. Downer	Name:	Steven I. Koszalka
Title:	Senior Vice President and Secretary	Title:	Secretary
Date:	10-15-13	Date:	10-9-13

MONY LIFE INSURANCE COMPANY OF AMERICA, on behalf of itself and its separate accounts		AXA EQUITABLE LIFE INSURANCE COMPANY, on behalf of itselpand its separate accounts

By:		By:
Name:	Kenneth Kozlowski	Name:	Kenneth Kozlowski
Title:	Managing Director	Title:	Managing Director
Date:	10/17/13	Date:	10/17/13

EXHIBIT B

Insurance Company Accounts

AXA Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account
AXA Equitable Separate Account A	All Contracts
AXA Equitable Separate Account FP	All Contracts
AXA Equitable Separate Account I	All Contracts
AXA Equitable Separate Account 45	All Contracts
AXA Equitable Separate Account 49	All Contracts
AXA Equitable Separate Account 65	All Contracts
AXA Equitable Separate Account 66	All Contracts
AXA Equitable Separate Account 70	All Contracts
AXA Equitable Separate Account 206	All Contracts
AXA Equitable Separate Account 301	All Contracts

MONY Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account
MONY Life Insurance Company of America Separate Account L	All Contracts
MONY Life Insurance Company of America Separate Account A	All Contracts
MONY Life Insurance Company of America Separate Account P	All Contracts
MONY Life Insurance Company of America Separate Account K	All Contracts

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